UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☒	Preliminary Information Statement
☐	Confidential, For Use of the Commission Only (As Permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

STRATOS RENEWABLES CORPORATION.
(Name of Registrant as Specified in Its Charter)

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STRATOS RENEWABLES CORPORATION

3535 Executive Terminal Drive

Henderson, NV 89052

(702)-840-4433

Notice of Action by Written Consent of Shareholders to be Effective November __, 2022

Dear Stockholder:

Stratos Renewables Corporation, a Nevada corporation. (the “Company”), hereby notifies our stockholders of record on October __, 2022 that stockholders holding approximately 93% of the voting power have approved, by written consent in lieu of a special meeting on September 16, 2022, the following proposal that was unanimously adopted on September 16, 2022 by the Board of Directors of the Company (the “Board of Directors”):

Proposal 1 To file an amendment to our Articles of Incorporation to effect a forward split of our shares of common stock, par value $0.001 per share (“Common Stock”), in the ratio of 5 (five) shares of Common Stock for each one (1) share of Common Stock (the “Forward Split”).

The Nevada Revised Statutes permits holders of a majority of the voting power of a corporation to take shareholder action by written consent. Accordingly, the Company will not hold a meeting of its stockholders to consider or vote upon the amendment to its Articles of Incorporation, as amended (the “Articles”).

This Information Statement is first being mailed to our stockholders of record as of the close of business on October __, 2022. The action contemplated herein will not be effective until November __, 2022, a date which is at least 20 days after the date on which this Information Statement is first mailed to our stockholders of record. You are urged to read the Information Statement in its entirety for a description of the action taken by the majority stockholders of the Company.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

The corporate action is taken by consent of the holders of a majority of the shares outstanding, pursuant to Nevada law. Proxies are not being solicited because stockholders holding approximately 93% of the issued and outstanding voting capital stock of the Company hold more than enough shares to effect the proposed action and have voted in favor of the proposals contained herein.

By order of the Board of Directors:

/s/ George Sharp
President and Chief Executive Officer

October __, 2022

STRATOS RENEWABLES CORPORATION

3535 Executive Terminal Drive

Henderson, NV 89052

(702)-840-4433

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

General Information

This Information Statement is being furnished to the stockholders of Stratos Renewables Corporation, a Nevada corporation (the “Company”), in connection with the adoption of an amendment to our Articles of Incorporation by our Board of Directors and the holders of a majority of our issued and outstanding voting securities in lieu of a special meeting. On September16, 2022 our Board of Directors approved and, on September 16, 2022 the holders of a majority of our voting capital stock approved the filing with the Secretary of State of the State of Nevada an amendment to our Articles of Incorporation, as amended (the “Amended Articles”) to implement a 5:1 forward split of our shares of our common stock, par value $.001 per share (“Common Stock Amendment”). The Common Stock Amendment will become effective on the date of approval of this corporate action by the Financial Industry Regulatory Authority (FINRA).

Dissenters’ Right of Appraisal

The Nevada Revised Statutes do not provide for dissenter’s rights of appraisal in connection with the proposed Common Stock Amendment.

Voting Securities

As of the date of this information statement, our voting securities consist of our Common Stock of which 16,803,070 shares are outstanding. Approval of the Amended Articles requires the affirmative consent of a majority of the voting power of our Common Stock issued and outstanding on October __, 2022 (the “Record Date”). The quorum necessary to conduct business of the stockholders consists of a majority of the voting power of our Common Stock issued and outstanding as of the Record Date.

Our controlling shareholder, George Sharp, who beneficially own an aggregate of 1,200,000 shares of our Common Stock, and 300,000 shares of our Series B preferred with each share of Series B preferred stock having the voting power of 10,000 shares of common stock or approximately 99% of the total voting power of our Common Stock voted in favor the Common Stock Amendment (the “Consenting Stockholder”). The Consenting Stockholder has the power to vote all of his shares of our Common Stock and Series B preferred stock, which number exceeds the majority of the voting power of our Common Stock on the date of this Information Statement. The Consenting Stockholder has consented to the proposed action set forth herein and had the power to pass the proposed corporate actions without the concurrence of any of our other stockholders.

According to N.R.S. 78.390, a majority of the Company’s outstanding voting power entitled to vote on the matter is required in order to amend the Articles. The approval of this action by written consent is made possible by Section 78.320 of the Nevada Revised Statutes, which provides that the written consent of the holders of outstanding shares of voting stock, having not less than the minimum number of votes that would be necessary to authorize or take such actions at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting. In order to eliminate the costs involved in holding a special meeting, our Board of Directors elected to utilize the written consent of the holders of more than a majority of our voting securities.

Pursuant to Section 78.320 of the Nevada Revised Statutes, we are required to provide prompt notice of the taking of the corporate actions described above without a meeting of stockholders to all stockholders who did not consent in writing to such action. This Information Statement serves as such notice. This Information Statement will be mailed on or about October __, 2022 to stockholders of record as of the Record Date and is being delivered to inform you of the corporate action described herein before such action takes effect in accordance with Rule 14c-2 of the Securities Exchange Act of 1934.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them, and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

FORWARD-LOOKING STATEMENTS

This Information Statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the Commission in its rules, regulations and releases) representing the Company’s expectations or beliefs regarding the Company. These forward-looking statements include, but are not limited to, statements regarding the Company’s business, anticipated financial or operational results or objectives. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may”, “will”, “expect”, “believe”, “anticipate”, “intend”, “desire”, “could”, “estimate”, “might”, or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other filings of the Company with the Commission.

PROPOSAL 1 –

TO EFFECT A 5:1 FORWARD SPLIT OF OUR COMMON STOCK

The Company has received stockholder approval to amend its Articles of Incorporation to effect a 5:1 forward split of our Common Stock. Article 4th of the Amended Articles is expected to be amended to read as follows following the Common Stock Amendment:

“.Forward Stock Split. The effective date of this forward stock split shall be immediately upon the approval by the Financial Industry Regulatory Authority (FINRA) of such corporate action (the “Effective Time”). At the Effective Time, each one (1) share of Common Stock of the Corporation issued and outstanding immediately prior to the Effective Time shall automatically be combined and converted, without any action on the part of the holder thereof, into five (5) shares of fully paid and nonassessable Common Stock of the Corporation (the “Forward Stock Split”). This Forward Stock Split shall be effected on a certificate-by-certificate basis, and no fractional shares shall be issued as a result of this Forward Stock Split. In lieu thereof, the Corporation shall round up in the event a stockholder would be entitled to receive less than one (1) share of Common Stock as a result of the Forward Stock Split.”

The Consenting Stockholder has voted in favor of approving the Amended Articles. With the approval of the Consenting Stockholder, the amended Articles will become effective upon the approval of FINRA of this corporate action.

Current Use of Shares

As of October 10, 2022, there were:

●	16,803,070 shares of Common Stock outstanding; and

●	300,000 shares of Series B Preferred Stock outstanding.

Purpose and Effect of the Proposed Forward Split

The proposed increase in the number of authorized shares of Common Stock is necessary principally to cover the acquisition of other companies, reverse mergers and to raise capital. No additional action or authorization by stockholders would be necessary prior to the issuance of such additional shares, unless required by applicable law or the rules of any stock exchange or national securities association trading system on which our Common Stock is listed or quoted. Examples of circumstances in which further stockholder authorization generally would be required for issuance of such additional shares include (a) transactions that would result in a change of control of the Company, and (b) adoption of, increases in shares available under, or material changes to equity compensation plans.

The additional authorized shares would become part of the existing class of Common Stock, and the Amended Articles would not affect the terms of the outstanding Common Stock or the rights of the holders of the Common Stock. The Company stockholders do not have preemptive rights with respect to our Common Stock. Should the Board of Directors elect to issue additional shares of Common Stock, existing stockholders would not have any preferential rights to purchase such shares. Therefore, additional issuances of Common Stock could have a dilutive effect on the earnings per share, voting power and shareholdings of current stockholders.

Anti−takeover Provisions

We are not introducing this proposal with the intent that it be utilized as a type of anti−takeover device. However, this action could, under certain circumstances, have an anti−takeover effect. For example, in the event of a hostile attempt to acquire control of the Company, we could seek to impede the attempt by issuing shares of Common Stock, which would effectively dilute the voting power of the other outstanding shares and increase the potential cost to acquire control of the Company. Further, we could issue additional shares in a manner that would impede the efforts of stockholders to elect directors other than those nominated by the then current Board of Directors. These potential effects of the proposed increase in the number of authorized shares could limit the opportunity for the Company stockholders to dispose of their shares at the higher price generally available in takeover attempts or to elect directors of their choice. The following is a description of other anti−takeover provisions in our charter documents and other agreements. We have no current plans or proposals to enter into any other arrangement that could have material anti−takeover consequences.

Articles of Incorporation and Bylaws

Certain provisions of our Articles of Incorporation and bylaws may have the effect of deterring unsolicited attempts to acquire a controlling interest in the Company or impeding changes in our management. Our Articles of Incorporation do not provide our stockholders with cumulative voting rights. Our bylaws provide that only our Board of Directors or persons authorized by our Board of Directors may call a special meeting of stockholders.

We are not presenting this proposal with the intent that it be utilized as a type of anti−takeover device. The proposal is being made at this time to make available a sufficient number of shares of Common Stock in connection with our on-going acquisition and financing requirements until we have sufficient revenues from our current business to not require financings to support our business plan, to meet tour current potential obligations to issue Common Stock and to provide us with greater flexibility to issue shares for general corporate purposes that may be identified in the future.

Exchange Act Matters

Our Common Stock is currently registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we are subject to the periodic reporting and other requirements of the Exchange Act. The Forward Split, if implemented, will not affect the registration of our Common Stock under the Exchange Act or our reporting or other requirements thereunder. Our Common Stock is currently traded on the OTC market under the symbol “SRNW” and is eligible only for unsolicited quotes.

VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

The following table sets forth, as of October 7, 2022, certain information concerning the beneficial ownership of Common Stock by (i) each person known by the company to be the owner of more than 5% of the outstanding common stock, (ii) each director, (iii) our executive officers, and (iv) all directors and executive officers as a group. In general, “beneficial ownership” includes those shares a director or executive officer has the power to vote or the power to transfer, and stock options and other rights to acquire common stock that are exercisable currently or become exercisable within 60 days. Except as indicated otherwise, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them. The calculation of the percentage owned is based on 16,803,070 shares outstanding. Unless otherwise indicated, the address of the following shareholders is the address of the Company.

Name and Address[1]	Amount and Nature of Beneficial Ownership	Percentage of Class[2]	Voting Control Percentage
George Sharp[3]
Common Stock	1,200,000	7.14%	.004%
Preferred Stock	300,000	100%	99.4%
All Officers and Directors as a group (1 person)[4]	Common 1,200,000	7.14%	.004%
	Preferred 300,000	100%	99.4%
Total			99.4%

(1)	George Sharp is President, Secretary, Treasurer and sole Director of the Company.

(2)	George Sharp owns 200,000 shares of our common stock which he acquired through an open market purchase on May 24, 2021 and 1,000,000 shares that the Company issued to him on June 29, 2022 and 300,000 shares of Series B preferred with each share of Series B preferred stock having the voting power of 10,000 shares of common stock. The percentage of class is based upon adding the Series B preferred stock voting power (3,000,000,000) and the outstanding shares of common stock (16,803,070) to arrive at total voting power of 3,016,803,070.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one information statement is being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of its security holders. The Company undertakes to deliver promptly upon written or oral request a separate copy of the information statement to a security holder at a shared address to which a single copy of the documents was delivered and provide instructions as to how a security holder can notify the Company that the security holder wishes to receive a separate copy of an information statement.

Security holders sharing an address and receiving a single copy may request to receive a separate information statement at Stratos Renewables Corporation, 3535 Executive Terminal Drive, Henderson, NV 89052. Security holders sharing an address can request delivery of a single copy of information statements if they are receiving multiple copies may also request to receive a separate information statement at Stratos Renewables Corporation, 3535 Executive Terminal Drive, Henderson, NV 89052, telephone: (702) 840-4433.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our directors and executive officers, and persons who own more than ten percent (10%) of our outstanding Common Stock, file with the Securities and Exchange Commission (the “SEC”) initial reports of ownership and reports of changes in ownership of Common Stock. Such persons are required by the SEC to furnish us with copies of all such reports they file. Specific due dates for such reports have been established by the SEC and we are required to disclose any failure to file reports by such dates. Since the appointment of George Sharp as custodian of the Company on June 15, 2021 all reports required to be filed pursuant to Section 16(a) were filed on a timely basis.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

We are required to file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference rooms at 100 F Street, N.E, Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the operation of the public reference rooms. Copies of our SEC filings are also available to the public from the SEC’s web site at www.sec.gov.

We will provide, upon request and without charge, to each shareholder receiving this Information Statement a copy of our Annual Report on Form 10-12G/A for the fiscal year ended December 31, 2021, including the financial statements and financial statement schedule information included therein, as filed with the SEC. You are encouraged to review the Annual Report together with any subsequent information we filed or will file with the SEC and other publicly available information. A copy of any public filing is also available, at no charge, by contacting Stratos Renewables Corporation, 3535 Executive Terminal Drive, Henderson, NV 89052, telephone: (702) 840-4433.

Stratos Renewables Corporation

By Order of the Board of Directors

Date: October __ 2022	By:	/s/ George Sharp
George Sharp
President and Chief Executive Officer

Exhibit A

Amendment to Articles of Incorporation

Certificate of Amendment to Articles of Incorporation for Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.	Name of corporation:
Stratos Renewables Corporation

2.	The articles have been amended as follows: (provide article numbers, if available)
Paragraph Fourth is amended as follows:

Section 4: Forward Split

Forward Stock Split. The effective date of this forward stock split shall be immediately upon the approval by the Financial Industry Regulatory Authority (FINRA) of such corporate action (the “Effective Time”). At the Effective Time, each one (1) share of Common Stock of the Corporation issued and outstanding immediately prior to the Effective Time shall automatically be combined and converted, without any action on the part of the holder thereof, into five (5) shares of fully paid and nonassessable Common Stock of the Corporation (the “Forward Stock Split”). This Forward Stock Split shall be effected on a certificate-by-certificate basis, and no fractional shares shall be issued as a result of this Forward Stock Split. In lieu thereof, the Corporation shall round up in the event a stockholder would be entitled to receive less than one (1) share of Common Stock as a result of the Forward Stock Split.

3.	The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation to have voted in favor of the amendment is: 99.4%

4.	Effective date and time of filing: (optional) Date: Time: (must not be later than 90 days after the certificate is filed)

5.	Signature: (required)

/s/ George Sharp
President and CEO
Signature of Officer